                                                                   EXHIBIT 10.82

              GRANCARE, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

                        Effective as of January 1, 1997

                               TABLE OF CONTENTS

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                                                                            Page
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SECTION 1. DEFINITIONS.......................................................  1

SECTION 2. PARTICIPATION.....................................................  6
     2.1.     Date of Participation..........................................  6
     2.2.     Commencement of Deferral Period................................  6
     2.3.     Termination of Participation...................................  6
     2.4.     Benefit Agreement..............................................  6
     2.5.     Leave of Absence...............................................  7
     2.6.     Executive and Leadership Group Deferred Compensation Plans.....  7

SECTION 3. DEFERRAL ELECTIONS................................................  7
     3.1.     Election of Deferral...........................................  7
     3.2.     Company Matching Contribution..................................  7

SECTION 4. ESTABLISHMENT OF AND CREDITING OF ACCOUNTS........................  7
     4.1.     Establishment of Accounts......................................  7
     4.2.     Crediting of Deferrals.........................................  8
     4.3.     Crediting of Contributions.....................................  8

SECTION 5. INVESTMENT OF ALLOCATED ACCOUNTS..................................  8
     5.1.     Investment Direction...........................................  8
     5.2.     Investment Experience..........................................  8

SECTION 6. HARDSHIP LOANS....................................................  8
     6.1.     Financial Hardship.............................................  8
     6.2.     Payment for Hardship...........................................  9
     6.3.     Suspension of Deferrals........................................  9

SECTION 7. RETIREMENT INCOME BENEFITS........................................  9
     7.1.     Normal Retirement Benefit......................................  9
     7.2.     Termination Benefit............................................  9
     7.3.     Disability..................................................... 10
     7.4.     Change in Control Benefit...................................... 10
     7.5.     Alternative Forms of Benefit................................... 10
     7.6      Scheduled Withdrawal........................................... 10

SECTION 8. DEATH BENEFITS.................................................... 10
     8.1.     Pre-Retirement Death Benefit................................... 10
     8.2.     Post-Retirement Death Benefit.................................. 11

SECTION 9. ADMINISTRATION OF PLAN............................................ 11
     9.1.     Operation of the Committee..................................... 11
     9.2.     Duties of the Committee........................................ 11

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     9.3.     Action by Company or a Plan Sponsor...........................  11

SECTION 10. CLAIMS REVIEW PROCEDURE.........................................  12
     10.1.    Denial of Claims..............................................  12
     10.2.    Appeal of Denial..............................................  12
     10.3.    Written Notice for Review.....................................  12
     10.4.    Hearing.......................................................  12
     10.5.    Counsel.......................................................  13
     10.6.    Decision on Appeal............................................  13

SECTION 11. LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
              INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS................  13
     11.1.    No Alienation.................................................  13
     11.2.    Attempts to Transfer..........................................  13
     11.3.    Minors or Incompetents........................................  13
     11.4.    Missing Persons...............................................  14

SECTION 12. LIMITATION OF RIGHTS............................................  14

SECTION 13. AMENDMENT OR TERMINATION OF PLAN................................  14
     13.1.    Amendment and Termination.....................................  14
     13.2.    Termination by Plan Sponsor...................................  14
     13.3.    Termination by Company........................................  14

SECTION 14. ADOPTION OF PLAN BY AFFILIATES..................................  15

SECTION 15. MISCELLANEOUS...................................................  15
     15.1.    Unfunded Plan.................................................  15
     15.2     Withholding...................................................  15
     15.3     Governing Law.................................................  15

              GRANCARE, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

                            SECTION 1. DEFINITIONS

     Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:

     1.1.   "Account" means the bookkeeping accounts established and maintained
             -------
by the Committee to reflect the interest of a Participant under the Plan and shall include the following:

            (a)  "Employee Deferred Account" which shall reflect deferrals by a
                  -------------------------
     Participant pursuant to Plan Sections 3.1 and 4.1 and, if the Participant maintained Accounts under the Executive Deferred Compensation Plan and/or the Leadership Group Deferred Compensation Plan, the balance of such Accounts, as adjusted to reflect other credits or charges.

            (b)  "Company Matching Account" which shall reflect credits to a
                  ------------------------
     Participant's Account made on his behalf pursuant to Plan Sections 3.2 and 4.1, as adjusted to reflect other credits or charges.

A sub-account shall be maintained to reflect any Deferrals made by the Participant under a Benefit Agreement to be received as a lump-sum payment on a Scheduled Distribution Date.

     1.2.   "Act" means the Employee Retirement Income Security Act of 1974
             ---
(ERISA), as amended from time to time.

     1.3.   "Affiliate" means (a) any corporation which is a member of the same
             ---------
controlled group of corporations (within the meaning of Code Section 414(b)) as is the Company and (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor.

     1.4.   "Anniversary Date" means any January 1 after the Effective Date.
             ----------------

     1.5.   "Base Salary" means the amount paid to an Employee by the Company
             -----------
during the portion of the Plan Year during which he is a Participant as compensation that would be subject to income tax withholding under Code Section 3401(a), excluding bonuses, expense reimbursements and other non-recurring forms of remuneration, but increased by salary deferrals or other pre-tax contributions under this Plan or any plan maintained by the Company.

     1.6.   "Beneficiary" means the person or entity designated in writing by
             -----------
the Participant on forms provided by the Committee to receive distribution of certain death benefits under the Plan in the event of the Participant's death. A Participant may change the designated Beneficiary from time to time by filing a new written designation with the Committee, and such designation shall be effective upon receipt by the Committee. The designation of a Beneficiary other than the Participant's spouse must be consented to in writing by the spouse. If a Participant has not designated a Beneficiary, or if a designated Beneficiary is not living or in existence at the time of a Participant's death, the term Beneficiary means (a) the Participant's spouse, or (b) if no spouse is alive, the Participant's surviving children, or (c) if no children are alive, the Participant's parent or parents, or (d) if no parents are alive, the legal representative of the Participant's estate.

     1.7.   "Benefit Agreement" means the form of agreement described in
             -----------------
Sections 2.4 and 3.1 on which a Participant records his Deferral election attributable to a specific Plan Year.

     1.8.   "Board of Directors" means the Board of Directors of the Company.
             ------------------

     1.9.   "Change in Control" means, the first to occur of the following
             -----------------
events:

            (a) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee) (the Company, all Subsidiaries, and such employee benefit plans and trustees acting as trustees being hereafter referred to as the "Company
                                                                         -------
     Group"), but including a `group' as defined in Section 13(d)(3) of the
     -----
     Exchange Act (a "Person"), becomes the beneficial owner of shares of the
                      ------
     Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company (the "Voting
                                                                         ------
     Shares"); provided that no Change of Control will occur as a result of an
     ------
     acquisition of stock by the Company Group which increases, proportionately, the stock representing the voting power of the Company beneficially owned by such person or group above thirty percent (30%) of the voting power of the Company, and provided further that if such person or group acquires beneficial ownership of stock representing more than thirty percent (30%) of the voting power of the Company by reason of share purchases by the Company Group, and after such share purchases by the Company Group acquires any additional shares representing voting power of the Company, then a Change of Control shall occur;

            (b) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a
                                                   -----------
     Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the merger; or

            (c) within any 24-month period, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent
                                                                       ---------
     Directors") shall cease (for any reason other than death) to constitute at
     ---------
     least a majority of the Board of Directors or the board of directors of any successor to the Company, provided that any director who was not a director as of the effective date of this Plan shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (c); and provided further that any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director.

     1.10.  "Claims Coordinator" means the individual(s) designated by the
             ------------------
Committee to receive applications for benefits by Participants or their Beneficiaries.

     1.11.  "Code" means the Internal Revenue Code of 1986, as amended.
             ----

     1.12.  "Committee" means the Committee appointed by the Board of Directors
             ---------
which is responsible for administration of the Plan.

     1.13.  "Company" means New GranCare, Inc., a Delaware corporation, its
             -------
successors and assigns.

     1.14.  "Covered Bonus" means any incentive compensation payable to an
             -------------
Eligible Employee in a Plan Year.

     1.15.  "Covered Salary" means the excess of an Eligible Employee's annual
             --------------
Base Salary, excluding any bonus or other form of remuneration, payable in a Plan Year, over the Social Security Taxable Wage Base for such Plan Year.

     1.16.  "Deferral" means the portion of a Participant's Covered Salary
             --------
and/or Covered Bonus that has been deferred to the Participant's Employee Deferred Account at the election of a Participant pursuant to Section 3.1. The Company contributes Deferral amounts to the Trust.

     1.17.  "Deferral Period" means the first Plan Year with respect to which a
             ---------------
Participant executed a Benefit Agreement and the three consecutive Plan Years thereafter.

     1.18.  "Disability" has the same meaning provided in the long-term
             ----------
disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Participant. If no long-term disability policy was ever maintained on behalf of the Participant, Disability shall mean that condition described in Code
Section 72(m)(7), as amended from time to time, to the extent that the Participant is entitled to disability retirement benefits under the federal Social Security Act. In the event of a dispute, the determination of Disability shall be made by the Committee and shall be so supported by the advice of a physician competent in the area to which such Disability relates.

     1.19.  "Distribution" means the distribution by GranCare, Inc., a
             ------------
California corporation, to its subsidiaries of all the issued and outstanding shares of the Company.

     1.20.  "Distribution Record Date" means the date established by the board
             ------------------------
of directors of GranCare, Inc., a California corporation, for determining shareholders of record for purposes of the Distribution.

     1.21.  "Effective Date" means January 1, 1997, the effective date of the
             --------------
adoption of the Plan.

     1.22.  "Eligible Employee" means any Employee of the Company (a) who is
             -----------------
considered to be a "management" or "highly compensated" employee of the Company within the meaning of Section 201(2) of the Act; (b) who is a member of the New GranCare, Inc., a Delaware corporation, Leadership Group; and (c) who has been specifically designated by the Board of Directors as eligible to become a Plan Participant, such designation not having been revoked.

     1.23.  "Employee" mean any person who is employed by a Plan Sponsor or an
             --------
Affiliate for purposes of the Federal Insurance Contribution Act.

     1.24.  "Executive Deferred Compensation Plan" means the GranCare, Inc.
             ------------------------------------
Executive Deferred Compensation Plan, as maintained by GranCare, Inc., a California corporation, effective as of October 1, 1993.

     1.25.  "Leadership Group Deferred Compensation Plan" means the GranCare
             -------------------------------------------
Leadership Group Deferred Compensation Plan, as maintained by GranCare, Inc., a California corporation, effective as of January 1, 1992.

     1.26.  "Leave" means any period during which an Eligible Employee who is
             -----
employed by the Company immediately prior to the commencement thereof is absent from the Company pursuant to a leave of absence granted by the Company.

     1.27.  "Minimum Annual Deferral" means the minimum amount of Deferral that
             -----------------------
a Participant may make in any Plan Year under Section 3.1.

     1.28.  "Normal Retirement Date" means the first day of the month coinciding
             ----------------------
with or next following the Participant's attainment of age 65.

     1.29.  "Participant" means an Eligible Employee who has made a written
             -----------
election to participate in the Plan in accordance with Section 2.1.

     1.30.  "Plan" means the GranCare, Inc. Executive Deferred Compensation
             ----
Plan, as maintained by New GranCare, Inc., a Delaware corporation, as described herein and as hereafter amended.

     1.31.  "Plan Sponsor" means individually the Company or any other affiliate
             ------------
or other entity which has adopted the Plan with the consent of the Company.

     1.32.  "Plan Year" means the calendar year.
             ---------

     1.33.  "Post-Retirement Death Benefit" means the benefit payable to the
             -----------------------------
Beneficiary of
a Participant who dies after the commencement of his Retirement Income Benefit, as described in Section 8.2.

     1.34.  "Pre-Retirement Death Benefit" means the benefit payable to the
             ----------------------------
Beneficiary of a Participant who dies prior to the commencement of his Retirement Income Benefit, as described in Section 8.1.

     1.35.  "Retirement Income Benefit" means the retirement benefit described
             -------------------------
in Section 7.

     1.36.  "Scheduled Distribution Date" means January of the year selected by
             ---------------------------
the Participant on the Benefit Agreement, prior to the date the Participant would otherwise be entitled to receive a distribution under Section 7 or Section 8 of the Plan, on which he shall receive a lump-sum payment of the portion of the Participant's sub-account attributable to Deferrals in the Plan Year for which the Benefit Agreement applies.

     1.37.  "Trust Agreement" means the GranCare, Inc. Executive Deferred
             ---------------
Compensation Plan Trust Agreement entered into between the Company and the Trustee as of January 1, 1997.

     1.38.  "Trustee" means UMB Bank, N.A.
             -------

     1.39.  "Unforeseen Emergency" means a severe financial hardship to a
             --------------------
Participant resulting from a sudden and unexpected illness or accident of a Participant or of a dependent (as defined in Code Section 152) of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that shall constitute an Unforeseen Emergency shall depend upon the facts of each case, but, in any case, payment may not be made to the extent Unforeseen Emergency is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, or
(b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. Examples of what would not be considered as an Unforeseen Emergency include the need to send a Participant's child to college or the desire to purchase a home. Any determination of the existence of an Unforeseen Emergency and the amount to be distributed on account thereof shall be made by the Committee (or such other person as may be required to make such decisions) in accordance with rules applied in a uniform and nondiscriminatory manner.

     1.40.  "Year of Service" means a 12-consecutive month period during which
             ---------------
the Participant has been in the continuous employ of the Company, commencing on or after the October 1, 1993 and shall include a period during which the Participant had been in the continuous employ of GranCare, Inc., a California corporation.

                           SECTION 2. PARTICIPATION

     2.1.   Date of Participation.  An Eligible Employee shall become a
            ---------------------
Participant hereunder
upon execution by the Eligible Employee and the Committee of a Benefit Agreement. Eligible Employees who were participants in the Executive Deferred Compensation Plan and/or the Leadership Group Deferred Compensation Plan prior to the Distribution Record Date shall be given the opportunity for immediate participation in the Plan; provided that, the Eligible Employee delivers to the Committee within ninety (90) days of the Distribution Record Date, a signed release form releasing GranCare, Inc., a California corporation, its subsidiaries, affiliates and their successors from liability for any benefits under the Executive Deferred Compensation Plan and/or the Leadership Group Deferred Compensation Plan.

     2.2.   Commencement of Deferral Period. For the Plan Year commencing
            -------------------------------
January 1, 1997, the Benefit Agreement may be executed by the parties on or before January 31, 1997; for all subsequent Plan Years, the Benefit Agreement must be executed by the parties on or before December 1 of the year immediately preceding the Plan Year to which such Benefit Agreement shall relate.

     2.3.   Termination of Participation. The participation of any Participant
            ----------------------------
(other than a disabled Participant described in Section 7.3) may be terminated prospectively at any time upon written notice from the Chairman of the Board of Directors. Any provision of the Plan to the contrary notwithstanding, effective upon such termination, the Participant shall no longer be entitled to make any further Deferrals or to be credited with any further Company Matching contributions, and such Participant may continue to direct the investment of his Accounts until they are distributed in accordance with Section 7 or Section 8.

     2.4.   Benefit Agreement. The Committee shall provide to each Eligible
            -----------------
Employee a form of Benefit Agreement with respect to each Plan Year for which the Committee will permit the Eligible Employee to make Deferrals, which shall set forth the Eligible Employee's acceptance of the benefits provided hereunder, his agreement to be bound by the terms of the Plan, any Scheduled Distribution Date with respect to Deferrals to be made during that Plan Year and such other matters as are set forth in this Plan or deemed advisable by the Committee.

     2.5.   Leave of Absence. An Eligible Employee who is on Leave, with or
            ----------------
without salary, for a period of not more than six months, shall be deemed to be an Eligible Employee employed by the Employer during such Leave. An Eligible Employee who is on Leave without salary for a period in excess of six months shall be deemed to have voluntarily terminated his employment as of the end of such six-month period.

     2.6.   Executive and Leadership Group Deferred Compensation Plans.  If an
            ----------------------------------------------------------
Eligible Employee, prior to the Distribution Record Date, maintained account balances in the Executive Deferred Compensation Plan and/or the Leadership Group Deferred Compensation Plan and the Eligible Employee elects immediate participation in the Plan and provides the appropriate release as described in
Section 2.1, the account balances maintained under the Executive Deferred Compensation Plan and/or the Leadership Group Deferred Compensation Plan shall be credited to the Employee Deferred Account as of the Distribution Record Date.

                         SECTION 3. DEFERRAL ELECTIONS

     3.1.   Election of Deferral. Each Participant shall complete a Benefit
            --------------------
Agreement form in which he elects the Deferral that he will make, and in which he indicates the amount of the Deferral which relates to covered Bonus and the amount of the Deferral which relates to covered Salary. Such Deferral shall not exceed 100% of the Participant's Covered Bonus and shall not exceed 50% of the Participant's Covered Salary. The minimum Deferral shall be $5,000 for each year of the Deferral Period. Each Benefit Agreement shall indicate whether the Participant wishes to receive distribution of benefits in a lump sum, or in reasonably level payments over a five, ten or fifteen year period. Subject to
Section 2.3, the elections made in a Benefit Agreement shall be irrevocable.

     3.2.   Company Matching Contribution. Each year the Company will decide
            -----------------------------
whether it will match a portion or all of the Deferrals of Participants for that year.

             SECTION 4. ESTABLISHMENT OF AND CREDITING OF ACCOUNTS

     4.1.   Establishment of Accounts.
            -------------------------

            (a) The Committee shall establish an Employee Deferred Account for each Participant to which the Participant's Deferrals shall be credited, hypothetical earnings in accordance with Section 5.2 shall be credited, and distributions shall be debited. A Participant shall be 100% vested in his Employee Deferred Account at all times.

            (b) The Committee shall establish a Company Matching Account for each Participant to which the Participant's Company Matching contributions shall be credited, hypothetical earnings in accordance with Section 5.2 shall be credited, and distributions shall be debited. A Participant shall be 100% vested in his Company Matching Account upon the completion of three
     (3) Years of Service with the Company, or upon the occurrence of a Change in Control.

     4.2.   Crediting of Deferrals. Deferrals for a Plan Year shall be credited
            ----------------------
to Participants' Employee Deferred Account as of the end of the month in which the Deferral is withheld from the Participant's Covered Bonus or Covered Salary.

     4.3.   Crediting of Contributions.  If the Company chooses to provide a
            --------------------------
Company Matching Contribution, each affected Participant's Company Matching Account will be credited with the amount of the Company Matching Contribution properly allocable to such Participant, as of the last day of the Plan Year to which the matching contribution relates.

                  SECTION 5. INVESTMENT OF ALLOCATED ACCOUNTS

     5.1.   Investment Direction. Each Participant shall be permitted, as of
            --------------------
each calendar quarter, to direct the Committee in writing, utilizing a form to be furnished by the Committee, to credit or debit the Participant's Accounts as though the Account assets were actually invested in one or more of the following types of investment funds in multiples of 10% of the Participant's Accounts:
Emerging Growth Equity, Common Stock, Real Estate Securities, Balanced Assets, Capital Growth Bond and Money Market. The Committee will select, from time to time, a publicly traded mutual fund or separate accounts under a specified group insurance contract having the requisite investment characteristics for the purpose of determining the appropriate rates of return to credit Participant's Accounts. Earnings and losses will be credited or debited to the Participant's Accounts as if such Accounts were actually invested as directed by the Participant. Under no circumstance will the Committee be required to instruct the Trustee to invest any portion of the Plan assets in accordance with the elections submitted by the Participants. The Committee may, however, instruct the Trustee to do so in order to minimize its risk of loss.

     5.2.   Investment Experience. Investment earnings or losses determined with
            ---------------------
reference to a Participant's investment elections shall be credited or debited to such Participant's Accounts as of the last day of each month. The Company may, in its sole discretion, make interim debits or credits in the event of a substantial shift in the investment marketplace, provided that such debits and credits are made uniformly to all similarly situated Participants.

                        SECTION 6. HARDSHIP WITHDRAWALS

     6.1.   Financial Hardship.  The Committee may pay all or a portion of a
            ------------------
Participant's Account prior to the Normal Retirement Date; provided, however, that any such distribution shall be made only if the Participant is an Employee and demonstrates that he will suffer a financial hardship if he does not receive a distribution due to an Unforeseen Emergency determined to constitute a hardship by the Committee. The Committee shall have the sole and absolute discretion to determine if a Unforeseen Emergency exists with respect to a Participant.

     6.2.   Payments for Hardship.  Hardship payments shall be made to a
            ---------------------
Participant only in accordance with such rules, policies, procedures, restrictions, and conditions as the Committee may from time to time adopt. Any determination of the amount to be distributed on account of an Unforeseen Emergency shall be made by the Committee. A payment under this Plan Section shall be made in a lump sum in cash to the Participant and shall be charged against the Participant's Deferral Account as of the day coinciding with or immediately preceding the date on which payment is made.

     6.3.   Suspension of Deferrals.  Notwithstanding the foregoing, a
            -----------------------
Participant who receives a payment of all or any portion of his Employee Deferred Account pursuant to this Section 6 shall be suspended from making deferrals under Plan Section 3 for a period of 12 months immediately following the date the Participant receives a payment under this Section 6.

                     SECTION 7. RETIREMENT INCOME BENEFITS

     7.1.   Normal Retirement Benefit. Each Participant who retires, or
            -------------------------
voluntarily or involuntarily terminates employment, at his Normal Retirement Date shall be entitled to a Retirement Income Benefit commencing at Normal Retirement Date. The Participant's Retirement Income Benefit shall be paid, in accordance with the Participant's selection in his Benefit Agreement, either in a single lump sum distribution of the Participant's Accounts, or in equal annual installments of 5, 10, or 15 years. Payment of the Participant's Retirement Income Benefit in equal installments shall only be made if the entire balance in the Participant's Accounts is equal to or greater than $25,000. The amount of the annual payments shall be calculated to pay out over the specified period the entire balance in the Participant's Accounts as of his Normal Retirement Date with earnings. The Participant's Accounts shall continue to be credited with earnings until they are fully distributed to the Participant. Payment of benefits hereunder shall be made or shall commence as soon as possible after the first day of the month following the end of the calendar quarter following the quarter in which the Participant terminates employment or dies.

     7.2.   Termination Benefit.  A Participant who voluntarily terminates
            -------------------
employment or who is discharged from employment prior to his Normal Retirement Date shall be entitled to a termination benefit. The termination benefit shall be a lump-sum payment made within ninety (90) days after the Participant terminates his employment, equal to the value of his Accounts as vested as of the date of distribution including earnings. A Participant who is discharged for cause will receive the sum of his Deferrals without earnings thereon. After a Participant has received a termination benefit under the Plan, neither the Participant nor his spouse or other Beneficiary shall be entitled to any further benefit hereunder.

     7.3.   Disability.  A Participant who has suffered a Disability shall be
            ----------
deemed to be an Eligible Employee during such period and shall continue to be eligible for Retirement Income Benefits under Section 7.1 without reduction and Pre-Retirement and Post-Retirement Death Benefits under Sections 8.1 and 8.2. If the period of Disability occurs within a Deferral Period, he shall be excused from making the required minimum Deferral set forth in Section 3.1 for each Plan Year of Disability, but no amounts shall be credited to his Accounts with respect to such excused Deferral(s). However, if he returns to employment within the Deferral Period, he may elect, upon his return, to make the required minimum Deferrals that were previously excused to the extent that the amount of such Deferrals does not exceed the amount of compensation which the Participant expects to receive but has not yet been paid during the remainder of the Plan Year.

     7.4.   Right to Accelerate. The Board of Directors in its sole discretion
            -------------------
may accelerate all vested benefits upon termination of the Plan, and pay such benefits in a single, actuarially equivalent lump-sum.

     7.5.   Alternative Forms of Benefit.  The Committee in its sole discretion,
            ----------------------------
but with the consent of the recipient, may elect to pay the Participant, Spouse or Beneficiary an actuarially equivalent lump-sum or other form of benefit that it deems appropriate in lieu of the form of benefit otherwise provided.

     7.6.   Scheduled Withdrawal.  A Participant may elect, on a Benefit
            --------------------
Agreement form, to receive or commence receiving distributions on a Scheduled Distribution Date. If a Scheduled Distribution Date is selected, the Participant shall receive on the Scheduled Distribution Date a single lump-sum distribution from the Participant's Accounts. The lump sum distribution will be from the sub-account of the Participant's Accounts attributable to Deferrals in the Plan Year for which the Benefit Agreement applies. The initial election must be for a Scheduled Distribution Date that is four (4) years or more from the date of the Benefit Agreement. If the initial election is for a Scheduled Distribution Date, then a Participant may delay receipt of the scheduled distribution provided that his subsequent election is filed with the Committee at least one year (365 days) prior to his Scheduled Distribution Date. Notwithstanding this Section 7.6, in no event shall a Scheduled Distribution Date remain in effect beyond the date the Participant would otherwise be entitled to receive a distribution under
Section 7 or Section 8 of this Plan.

SECTION 8. DEATH BENEFITS

     8.1.   Pre-Retirement Death Benefit. If a Participant dies while employed
            ----------------------------
by the Company, or if a Participant dies after termination of employment, but prior to the commencement of his Retirement Income Benefit, his Beneficiary shall be entitled to receive the balance in the Participant's Accounts as of the Participant's date of death. This amount will be paid to the Beneficiary in a lump-sum as soon as possible after the first day of the month following the end of the calendar quarter following the calendar quarter in which the Participant died.

     8.2.   Post-Retirement Death Benefit. The Beneficiary of a Participant who
            -----------------------------
dies after commencement of his Retirement Income Benefit shall be entitled to continue to receive the Retirement Income Benefit payments being made to the Participant under Section 7.1 for the remainder of the period specified in that section.

                                  SECTION 9.


     9.1.   Operation of the Committee.  The Board of Directors shall have the
            --------------------------
right to remove any member of the Committee at any time by notice in writing. Any member of the Committee may resign at any time by written notice of resignation to the Board of Directors. Upon removal or resignation of a member of the Committee, the Board of Directors shall appoint a successor.

     9.2.   Duties of the Committee.
            -----------------------

            (a) The Committee shall make all payments under the terms of the Plan.

            (b) The Committee shall from time to time establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Committee. The Committee shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Committee shall be conclusive and binding on all Employees, Participants, and Beneficiaries, subject to the provisions of the Plan and subject to applicable law.

            (c) The Committee shall furnish Participants and Beneficiaries with all disclosures now or hereafter required by the Act. The Committee shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by the Act and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan.

            (d)   The statement of specific duties for a Committee in this Plan
     Section is not in derogation of any other duties which a Committee has under the provisions of the Plan or under applicable law.

     9.3.   Action by the Company or a Plan Sponsor.  Any action to be taken by
            ---------------------------------------
the Company or a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or to determine the basis of any Plan Sponsor contributions.

                   SECTION 10. Error! Bookmark not defined.

     10.1.  Denial of Claims.  In the event that a Participant or Beneficiary is
            ----------------
denied a claim for benefits under a Plan, the Committee shall provide to such claimant written notice of the denial which shall set forth:

            (a)   the specific reasons for the denial;

            (b) specific references to the pertinent provisions of the Plan on which the denial is based;

            (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

            (d)   an explanation of the Plan's claim review procedure.

     10.2.  Appeal of Denial.  After receiving written notice of the denial of a
            ----------------
claim, a claimant or his representative may:

            (a) request a full and fair review of such denial by written application to the Committee;

            (b)   review pertinent documents; and

            (c)   submit issues and comments in writing to the Committee.

     10.3.  Written Notice for Review.  If the claimant wishes such a review of
            -------------------------
the decision denying his claim to benefits under the Plan, he must submit such written applications to the Committee within sixty (60) days after receiving written notice of the denial.

     10.4.  Hearing.  Upon receiving such written application for review, the
            -------
Committee may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Committee received such written application for review. At least ten
(10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

     10.5.  Counsel.  All claimants requesting a review of the decision denying
            -------
their claim for benefits may employ counsel for purposes of the hearing.

     10.6.  Decision on Appeal.  No later than sixty (60) days following the
            ------------------
receipt of the written application for review, the Committee shall submit its decision on the review in writing to the claimant involved and to his representative, if any; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

           SECTION 11. LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

     11.1.  No Alienation.  No benefit which shall be payable under the Plan to
            -------------
any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law.

     11.2.  Attempt To Transfer.  If any person who shall be entitled to any
            -------------------
benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event a Participant or Beneficiary is entitled to payment shall, in the discretion of the Committee, cease and terminate and in that event the Committee shall apply the same for the benefit of such person, his spouse, children, other dependents or any of them in such manner and in such proportion as the Committee shall determine.

     11.3.  Minors or Incompetents.  Whenever any benefit which shall be payable
            ----------------------
under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Committee need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

     11.4.  Missing Persons.  Whenever the Committee cannot, within a reasonable
            ---------------
time after payments are to commence, locate any person to or for the benefit of whom such payments are to be made, after making a reasonable effort to locate such person, the Committee may direct that the payment and any remaining payments otherwise due to the Participant be cancelled on the records of the Plan, except that in the event the Participant later notifies the Committee of his whereabouts and requests the payments due to him under the Plan, the Plan Sponsor shall re-credit the Participant's account and provide for payment of the re-credited amount to the Participant as soon as administratively feasible.

                       SECTION 12. LIMITATION OF RIGHTS

     Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan by any

Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

              SECTION 13. AMENDMENT TO OR TERMINATION OF THE PLAN

     13.1.  Amendment and Termination.  The Company or any successor thereto
            -------------------------
reserves the right by action of its Board of Directors or its delegatee at any time to modify or amend or terminate the Plan. No such modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of benefits already accrued under the Plan. Notwithstanding anything contained in the Plan to the contrary, upon termination of the Plan each Participant's Account shall be payable to the Participant as soon thereafter as is reasonably practicable. No Plan Sponsor other than the Company shall have the right to so modify, amend or terminate the Plan. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan.

     13.2.  Termination by Plan Sponsor.  Each Plan Sponsor other than the
            ---------------------------
Company shall have the right to terminate its participation in the Plan by resolution of its board of directors or other appropriate governing body and notice in writing to the Company. Any termination by a Plan Sponsor, shall not be a termination as to any other Plan Sponsor.

     13.3.  Termination by Company.  If the Plan is terminated by the Company it
            ----------------------
shall terminate as to all Plan Sponsors.

                  SECTION 14. ADOPTION OF PLAN BY AFFILIATES

     Any corporation or other business entity related to the Company by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption by the adopting corporation, or business entity or Affiliate. The resolution shall state and define the effective date of the adoption of the Plan by the Plan Sponsor.

SECTION 15. MISCELLANEOUS

     15.1.  Unfunded Plan.  All payments provided under the Plan shall be paid
            -------------
from the general assets of the applicable Plan Sponsor and no separate fund shall be established to secure payment. Notwithstanding the foregoing, the Company may establish a grantor trust to assist it in funding its obligations under the Plan, and any payments made to a Participant or Beneficiary from such trust shall relieve the Plan Sponsor from any further obligations under the Plan only to the extent of such payment.

     15.2.  Withholding.  Each Plan Sponsor shall withhold from any benefits
            -----------
payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

     15.3.  Governing Law.  To the extent not preempted by applicable federal
            -------------
law, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this _____ day of _______________, 199__.

                                        NEW GRANCARE, INC., a Delaware company


                                        By______________________________________

                                        Title___________________________________

ATTEST

By_________________________

Title______________________
                   [CORPORATE SEAL]